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                                                                   Exhibit 23.3


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Dycom Industries, Inc. (Form S-3, No. 333-36883) of our reports related to the financial statements of Communications Construction Group, Inc. (not presented separately herein) dated July 23, 1997 and August 29, 1996 (which is also dated as of January 3, 1997 for Notes 5 and 6 of the financial statements of Communications Construction Group, Inc.), included in the Annual Report on Form 10-K of Dycom Industries, Inc. for the year ended July 31, 1997, and to the use of our reports related to the financial statements of Communications Construction Group, Inc. (not presented separately herein) dated July 23, 1997 and August 29, 1996 (which is also dated as of January 3, 1997 for Notes 5 and 6 of the financial statements of Communications Construction Group, Inc.), appearing in the Prospectus, which is part of this Amendment No. 1 to the Registration Statement. We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in the Prospectus.



NOWALK & ASSOCIATES
Certified Public Accountants
Cranbury, New Jersey

October 25, 1997